BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

David STybr
1178 Broadway
New York, NY 10001, USA

Work Order #: W2022090600083
September 6, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 558712

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate Pursuant to NRS 78.209	Fees	20222594808	9/6/2022 9:23:35 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6624814131016472903291	Success	$175.00
Total			$175.00

Credit Balance: $0.00

David STybr
1178 Broadway
New York, NY 10001, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/06/2022

Work Order Item Number:	W2022090600083 - 2360655
Filing Number:	20222594808
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	09/06/2022 09:23:35 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0523602013-3

Entity Name: Livento Group, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0523602013-3
Barbara K. Cegavske	Filing Number 20222594808
Secretary of State State Of Nevada	Filed On 09/06/2022 09:23:35 AM
	Number of Pages 2

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **Livento Group, Inc.** Entity or Nevada Business Identification Number (NVID): **NV20131635936**
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **800,000,000 Authorized, Par value .0001**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **500,000,000 Authorized, Par value .0001**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **0**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **No fractional shares.**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: **09/06/2022** Time: **12:11 PM** (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X **David Stybr** — Signature of Officer; **Officer** — Title; **09/06/2022** — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Filed in the Office of	Business Number E0523602013-3
Barbara K. Cegavske	Filing Number 20222594808
Secretary of State State Of Nevada	Filed On 09/06/2022 09:23:35 AM
	Number of Pages 2

WRITTEN ACTION OF THE HOLDER OF MAJORITY VOT

INTERNATIONAL INC.

The undersigned, being the sole holder of majority voting power in NuGene International Inc., a Nevada corporation (the "Corporation") hereby adopts the following resolutions in writing pursuant to the relevant sections of the Nevada Revised Statutes and authorize the taking of any action required or permitted thereby:

RESOLVED, that Article 3 of the Articles of Incorporation of the Company be and hereby is amended to change the number of common shares which the Company is authorized to issue from 800,000,000 to 500,000,000; and it is further

RESOLVED, that the duly elected officers of the Company be and hereby are authorized, empowered and directed to file a Certificate of Amendment to the Company's Articles of Incorporation consistent with the forgoing resolution; and it is further

RESOLVED, that the duly elected officers of the Company be and are hereby authorized, empowered and directed to execute and deliver such documents and instruments as the Company's transfer agent my reasonably require to affect the foregoing share cancellation.

In Witness Whereof, we have set our hands and seals as of this 6th day of September, 2022.

NUGENE INERNATIONAL INC.

____

David Stybr, Sole Director and Holder of Majority Voting Rights